News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Stephen Weiland
Senior Vice President & Deputy CFO
Phone:	847-383-0867
Email:	stephen.weiland@brunswick.com

Contact:	Lee Gordon
Chief Communications Officer
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Third Quarter Results

Sales Growth and Efficient Operational Execution Drive Strong Earnings and Record Cash Generation
Third Quarter GAAP Diluted EPS of $(3.57) and As Adjusted Diluted EPS of $0.97
Confirming 2025 Full-Year Guidance for As Adjusted Diluted EPS of Approximately $3.25
Increased Free Cash Flow Guidance to Greater Than $425 million
METTAWA, Ill., October 23, 2025 -- Brunswick Corporation (NYSE: BC) today reported results for the third quarter of 2025:
Third Quarter 2025 Financial Results:

	Q3 2025
in millions (except per share data)	GAAP	Change vs Q3'24	As Adjusted	Change vs Q3'24
Net Sales	$1,360.2	6.8%	$1,360.2	6.8%
Operating Earnings	$(242.2)	NM	$106.4	(15.5) %
Operating Margin	(17.8) %	NM	7.8%	(210)	bps
Diluted EPS from Continuing Operations	$(3.57)	NM	$0.97	(17.1) %

bps = basis points NM = not meaningful

"Brunswick delivered strong third quarter results with each reporting segment generating revenue growth over the third quarter of 2024 and overall financial performance exceeding expectations and guidance for the quarter. The sales growth reflected strength across all our businesses despite a challenging, albeit improving, macro-environment and industry backdrop. Our market-leading propulsion and boat portfolios outperformed their respective markets, and our recurring-revenue, parts and accessories, and other aftermarket-focused businesses, along with Freedom Boat Club, continued to benefit from healthy boating activity," said Brunswick Chairman and Chief Executive Officer, David Foulkes. "Brunswick's third quarter boat retail sales were flat year-over-year – a notable relative improvement from the first half of the year – driven by resilience in our premium and core categories. We continue to drive forward with financial and operational efficiencies through the announced, margin-accretive footprint actions in our boating business, continued enterprise-wide tariff mitigation initiatives, prudent pipeline management, and excellent capital strategy execution.

Our relentless focus on financial performance drove another quarter of outstanding free cash flow generation, providing us with the flexibility to simultaneously invest in our business, return capital to investors, and strengthen our balance sheet. With $111 million of free cash flow in the third quarter, we have now generated $355 million of free cash flow year-to-date, a significant improvement over the first three quarters of last year.

The propulsion business delivered significant sales growth, with revenues in each of its three business lines: outboards; sterndrive; and controls, rigging, and propellers up over prior year as OEM order strength continued later into the boating season. Mercury continues to be the clear U.S. outboard market share leader, with 49.4 percent share of outboard engines retail sold in the third quarter. Given the volume of Mercury competitor engines shipped into the U.S. in advance of the tariffs on Japanese imports, we have not yet seen the full potential impact of those tariffs on competitor product pricing, but we continue to believe that we are well positioned.

Strong boater participation in our core markets continues to benefit our high-margin, annuity engine parts and accessories business which posted strong sales growth over prior year, with sales in both the products and distribution businesses up solidly, and segment operating margin also up sequentially from the second quarter, reflecting the strong operating leverage in the business. In the U.S., our market-leading distribution business has gained 140 basis points of market share year-to-date over the same period last year.

Navico Group reported modest sales growth and steady adjusted operating margin over prior year. Growth was led by strong performance in its marine electronics product lines that continue to benefit from investments in technology and new product introductions, while strong boating participation drove steady aftermarket sales that represent sixty percent of Navico Group revenue. Continued restructuring actions, a leaner, more focused organization, and new product investments are bearing fruit and Navico Group's strategic importance to the Brunswick portfolio was recently reinforced by the introduction of the Simrad AutoCaptain autonomous boating system, developed by Navico Group in collaboration with Mercury Marine and Brunswick Boat Group.

Finally, our boat business grew both revenue and adjusted operating margin over prior year as our premium brands continued to perform well, and our aluminum boat businesses delivered a very strong quarter. Dealer inventory remains historically low and, coupled with flat global retail, allowed for steady wholesale shipments. In September, we announced a strategic rationalization of our fiberglass boat manufacturing footprint, exiting our facilities in Reynosa, Mexico and Flagler Beach, Florida by the middle of 2026 and consolidating production from those facilities into existing U.S. facilities that will reduce fixed costs and unlock greater productivity and efficiency while maintaining the necessary capacity and flexibility for future growth.

Our third quarter results demonstrated both across-the-board growth for our segments and the continued resilience of our balanced portfolio that delivers earnings through market cycles. Our recurring revenue businesses again contributed more than sixty percent of our third quarter adjusted operating earnings, and we continue to grow this contribution, for example, by expanding Freedom Boat Club to approximately 440 global locations in the quarter. Strong free cash flow enabled us to complete $70 million of share repurchases year-to-date and increase our debt reduction target to $200 million for the year," Foulkes concluded.

2025 Third Quarter Results

For the third quarter of 2025, Brunswick reported consolidated net sales of $1,360.2 million, up from $1,273.3 million in the third quarter of 2024. Diluted EPS for the quarter was $(3.57) on a GAAP basis and $0.97 on an as adjusted basis. Sales increased as a result of strong orders from OEMs and dealers, steady boating participation driving P&A and aftermarket business strength, and pricing actions taken in recent periods. Adjusted operating earnings were down versus the prior year due to the enterprise impacts of tariffs and the reinstatement of variable compensation, partially offset by the impacts of the sales increases. GAAP operating earnings were additionally impacted by impairment charges. In addition, versus the third quarter of 2024:
Propulsion segment reported a 10 percent increase in sales resulting primarily from strong OEM orders in a low field inventory environment, together with continued robust market share, while operating earnings were below the prior year primarily due to common enterprise factors, partially offset by improved absorption driven by higher production in the third quarter as compared to the prior year.
Engine Parts and Accessories segment reported an 8 percent increase in sales due to healthy boater participation driving a 4 percent increase in the products business and a 12 percent increase in the distribution business. Segment operating earnings were down, due solely to the enterprise factors listed above.
Navico Group segment reported a 2 percent increase in sales led by strong growth in the marine electronics portfolio as we start to see the benefits of our investments in new products and technology. Segment GAAP operating earnings were impacted by non-cash, intangible asset impairment charges while adjusted operating earnings were down slightly due to the enterprise factors listed above, mostly offset by the growth in sales and improved gross margins.
Boat segment reported a 4 percent increase in sales resulting from improved retail sales in the quarter pulling through steady wholesale orders as dealer inventories remain lean. Freedom Boat Club continued its growth journey, contributing approximately 13 percent of segment sales. Segment adjusted operating earnings increased driven by the benefits from the increased sales and improved gross margins, which were helped by lower discounting, partially offset by the aforementioned enterprise factors.
Review of Cash Flow and Balance Sheet
Cash and marketable securities totaled $316.4 million at the end of the third quarter, up $29.7 million from 2024 year-end levels.
Net cash provided by operating activities of continuing operations during the first nine months of the year was $451.1 million including net earnings net of non-cash items and the impact of working capital.

Investing and financing activities resulted in net cash used of $410.7 million during the first nine months of 2025 including $318.7 million of repayments of short-term debt, $128.4 million of repayments of long-term debt, $116.5 million of capital expenditures, $84.6 million of dividend payments, and $65.0 million of share repurchases, net of $292.6 million of proceeds from the issuance of short-term debt.
2025 Outlook
“With the large majority of the retail selling season now complete, the 2025 U.S. marine retail market is trending down by approximately 8 percent, with year-over-year comparisons improving significantly in the back-half of the season following U.S. trade-policy and capital market shocks in the second quarter. Our businesses continue to drive year-on-year revenue growth, benefiting from improved OEM ordering, low and healthy dealer inventories, improved retail for Brunswick boat brands versus the industry, continued propulsion market share gains, and resilient boating participation driving our recurring revenue businesses. In this challenging environment, Brunswick continues to drive earnings and exceptional free cash flow, proving our ability to generate returns through the cycle from our differentiated and balanced business model. We remain committed to investing in technology and new products, and our ability to generate cash flow enables industry-leading levels of investment while simultaneously returning capital to shareholders and improving our balance sheet. We also remain focused on driving financial performance and improved margins, as evidenced by our recent footprint actions to optimize manufacturing capacity and efficiencies, especially for our entry-level fiberglass boats. We expect that these actions will drive significant improvements in medium-term profitability while retaining the flexibility and capacity for multi-year growth in an industry rebound.

As we close out 2025 and look towards 2026, while the trade and economic environment remains extremely dynamic, we believe that we are well positioned to benefit from an industry recovery due to the operating leverage inherent in our businesses. Our tariff mitigation strategies are working, significantly reducing our net exposure, and we believe that our substantial, vertically-integrated U.S. manufacturing base positions us relatively well in an environment of persistent tariffs. Interest rates are coming down, with further cuts expected, reducing the cost of financing for both end consumers and dealers as we approach the fall boat show season and the restocking cycle for what we anticipate to be a modestly stronger 2026,” said Foulkes. "The result is the confirmation of our full-year guidance, specifically:

1.Net sales of approximately $5.2 billion;
2.Adjusted diluted EPS of approximately $3.25;
3.Increased free cash flow, now in excess of $425 million; and
4.Annual share repurchases of at least $80 million."

Use of Non-GAAP Financial Information
A reconciliation of GAAP to non-GAAP financial measures used in this release, including adjusted operating earnings, adjusted operating margin, free cash flow, and adjusted diluted EPS, is provided in the reconciliation sections of the consolidated financial statements accompanying this release.
In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.
Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.
Conference Call Scheduled
Brunswick will hold a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, Chairman and Chief Executive Officer, Ryan M. Gwillim, Executive Vice President and Chief Financial and Strategy Officer, and Stephen Weiland, Senior Vice President and Deputy CFO. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.
Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CDT on Thursday, October 30, 2025, by calling 877-660-6853 or 201-612-7415 (Access ID: 13756222). The replay will also be available at www.brunswick.com/investors.
Forward-Looking Statements
Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” "will," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including rising interest rates, and the amount of disposable income consumers have available for discretionary spending; changes to trade policy and tariffs, including retaliatory tariffs; changes in currency exchange rates; fiscal and monetary policy changes; adverse capital market conditions; competitive pricing pressures; higher energy and fuel costs; managing our manufacturing footprint and operations; loss of key customers; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; adverse weather conditions, climate change events and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; absorbing fixed costs in production; our ability to meet demand in a rapidly changing environment; public health emergencies or pandemics; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to integrate acquisitions and the risk for associated disruption to our business; the risk that restructuring or strategic divestitures will not provide business benefits; our ability to identify and complete targeted acquisitions; maintaining effective distribution; dealer and customer ability to access adequate financing; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; risks associated with joint ventures that do not operate solely for our benefit; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2024 and subsequent quarterly reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.

About Brunswick
Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers, and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include Mercury Marine, Mercury Racing, MerCruiser, and Flite. Brunswick’s comprehensive collection of parts, accessories, distribution, and technology brands includes Mercury Parts & Accessories, Land ‘N’ Sea, Lowrance, Simrad, B&G, Mastervolt, RELiON, Attwood, and Whale. Our boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft, and Quicksilver. Our service, digital and shared-access businesses include Freedom Boat Club, Boateka, and a range of financing, insurance, and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications. Headquartered in Mettawa, IL, Brunswick has approximately 15,000 employees operating in 25 countries. In 2024, Brunswick was named one of America’s Best Large Employers for 2024 by Forbes Magazine for the sixth consecutive year in addition to winning more than 100 awards across the enterprise for the third straight year. For more information, visit www.brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Sep 27, 2025	Sep 28, 2024	% Change	Sep 27, 2025	Sep 28, 2024	% Change
Net sales	$1,360.2	$1,273.3	7%	$4,029.0	$4,082.2	(1)%
Cost of sales	1,009.4	940.3	7%	3,004.6	2,984.6	1%
Selling, general and administrative expense	215.8	180.7	19%	640.4	566.2	13%
Research and development expense	43.4	41.7	4%	123.7	130.5	(5)%
Restructuring, exit and impairment charges	333.8	12.2	NM	342.9	33.6	NM
Operating (loss) earnings	(242.2)	98.4	NM	(82.6)	367.3	NM
Equity earnings	1.5	1.6	(6)%	5.4	7.0	(23)%
Other expense, net	(0.4)	(1.1)	(64)%	(0.5)	(1.9)	(74)%
(Loss) earnings before interest and income taxes	(241.1)	98.9	NM	(77.7)	372.4	NM
Interest expense	(27.0)	(33.0)	(18)%	(86.7)	(94.2)	(8)%
Interest income	1.8	4.0	(55)%	5.2	11.2	(54)%
Loss on early extinguishment of debt	—	—	NM	(3.7)	—	NM
(Loss) earnings before income taxes	(266.3)	69.9	NM	(162.9)	289.4	NM
Income tax (benefit) provision	(32.0)	22.6	NM	(8.4)	68.9	NM
Net (loss) earnings from continuing operations	$(234.3)	$47.3	NM	$(154.5)	$220.5	NM

Net loss from discontinued operations, net of tax	(1.2)	(2.7)	(56)%	(1.5)	(7.9)	(81)%
Net (loss) earnings	$(235.5)	$44.6	NM	$(156.0)	$212.6	NM

Earnings per common share:
Basic
(Loss) earnings from continuing operations	$(3.57)	$0.71	NM	$(2.34)	$3.27	NM
Loss from discontinued operations	(0.02)	(0.04)	(50)%	(0.02)	(0.12)	(83)%
Net (loss) earnings	$(3.59)	$0.67	NM	$(2.36)	$3.15	NM

Diluted
(Loss) earnings from continuing operations	$(3.57)	$0.71	NM	$(2.34)	$3.26	NM
Loss from discontinued operations	(0.02)	(0.04)	(50)%	(0.02)	(0.12)	(83)%
Net earnings	$(3.59)	$0.67	NM	$(2.36)	$3.14	NM

Weighted average shares used for computation of:
Basic earnings per common share	65.7	66.6		66.0	67.4
Diluted earnings per common share	65.7	66.6		66.0	67.6

Effective tax rate	12.0%	32.3%		5.2%	23.8%

NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Consolidated
(in millions, except per share data)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
	Sep 27, 2025	Sep 28, 2024	Sep 27, 2025	Sep 28, 2024
GAAP	$(242.2)	$98.4	$(3.57)	$0.71
Restructuring, exit and impairment charges	333.8	12.2	4.88	0.13
Purchase accounting amortization	14.8	14.5	0.31	0.17
Acquisition, integration, and IT related costs	—	0.9	—	0.01
IT security incident costs	—	(0.1)	—	—
Special tax items	—	—	(0.66)	0.14
Loss on early extinguishment of debt	—	—	0.01	—
Release of dissolved entity foreign currency translation	—	—	—	0.01
As Adjusted	$106.4	$125.9	$0.97	$1.17

GAAP operating margin	(17.8)%	7.7%
Adjusted operating margin	7.8%	9.9%

	Nine Months Ended
	Operating Earnings		Diluted Earnings Per Share
	Sep 27, 2025	Sep 28, 2024	Sep 27, 2025	Sep 28, 2024
GAAP	$(82.6)	$367.3	$(2.34)	$3.26
Restructuring, exit and impairment charges	342.9	33.6	4.96	0.37
Purchase accounting amortization	44.1	43.8	0.64	0.49
Acquisition, integration, and IT related costs	0.1	3.3	—	0.04
IT security incident costs	—	0.2	—	—
Special tax items	—	—	(0.62)	0.14
Loss on early extinguishment of debt	—	—	0.05	—
Release of dissolved entity foreign currency translation	—	—	—	0.01
As Adjusted	$304.5	$448.2	$2.69	$4.31

GAAP operating margin	(2.1)%	9.0%
Adjusted operating margin	7.6%	11.0%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 27, 2025	Sep 28, 2024	% Change	Sep 27, 2025	Sep 28, 2024	% Change	Sep 27, 2025	Sep 28, 2024
Propulsion	$535.4	$485.9	10.2%	$45.1	$50.1	(10.0)%	8.4%	10.3%
Engine Parts & Accessories	363.7	336.1	8.2%	82.4	86.3	(4.5)%	22.7%	25.7%
Navico Group	186.9	184.1	1.5%	(328.9)	(8.7)	NM	NM	(4.7)%
Boat	360.2	345.3	4.3%	(3.3)	(0.1)	NM	(0.9)%	—%
Corporate/Other	—	—		(37.5)	(29.2)	28.4%
Segment Eliminations	(86.0)	(78.1)	10.1%	—	—
Total	$1,360.2	$1,273.3	6.8%	$(242.2)	$98.4	NM	(17.8)%	7.7%

Segment Information - As Adjusted (Non-GAAP)

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 27, 2025	Sep 28, 2024	% Change	Sep 27, 2025	Sep 28, 2024	% Change	Sep 27, 2025	Sep 28, 2024
Propulsion	$535.4	$485.9	10.2%	$45.4	$53.6	(15.3)%	8.5%	11.0%
Engine Parts & Accessories	363.7	336.1	8.2%	82.4	87.1	(5.4)%	22.7%	25.9%
Navico Group	186.9	184.1	1.5%	8.8	9.1	(3.3)%	4.7%	4.9%
Boat	360.2	345.3	4.3%	7.1	4.3	65.1%	2.0%	1.2%
Corporate/Other	—	—		(37.3)	(28.2)	32.3%
Segment Eliminations	(86.0)	(78.1)	10.1%	—	—
Total	$1,360.2	$1,273.3	6.8%	$106.4	$125.9	(15.5)%	7.8%	9.9%

Segment Information - GAAP

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 27, 2025	Sep 28, 2024	% Change	Sep 27, 2025	Sep 28, 2024	% Change	Sep 27, 2025	Sep 28, 2024
Propulsion	$1,620.6	$1,622.1	(0.1)%	$157.0	$218.5	(28.1)%	9.7%	13.5%
Engine Parts & Accessories	956.8	934.6	2.4%	193.2	195.1	(1.0)%	20.2%	20.9%
Navico Group	597.4	605.1	(1.3)%	(339.3)	(14.1)	NM	(56.8)%	(2.3)%
Boat	1,137.9	1,205.2	(5.6)%	15.5	54.1	(71.3)%	1.4%	4.5%
Corporate/Other	—	—		(109.0)	(86.3)	26.3%
Segment Eliminations	(283.7)	(284.8)	(0.4)%	—	—
Total	$4,029.0	$4,082.2	(1.3)%	$(82.6)	$367.3	NM	(2.1)%	9.0%

Segment Information - As Adjusted (Non-GAAP)

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 27, 2025	Sep 28, 2024	% Change	Sep 27, 2025	Sep 28, 2024	% Change	Sep 27, 2025	Sep 28, 2024
Propulsion	$1,620.6	$1,622.1	(0.1)%	$159.2	$229.8	(30.7)%	9.8%	14.2%
Engine Parts & Accessories	956.8	934.6	2.4%	193.6	199.4	(2.9)%	20.2%	21.3%
Navico Group	597.4	605.1	(1.3)%	30.8	39.8	(22.6)%	5.2%	6.6%
Boat	1,137.9	1,205.2	(5.6)%	29.4	63.0	(53.3)%	2.6%	5.2%
Corporate/Other	—	—		(108.5)	(83.8)	29.5%
Segment Eliminations	(283.7)	(284.8)	(0.4)%	—	—
Total	$4,029.0	$4,082.2	(1.3)%	$304.5	$448.2	(32.1)%	7.6%	11.0%
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2025 vs. 2024
	Sep 27, 2025	Sep 28, 2024	$ Change	% Change
Net sales	$535.4	$485.9	$49.5	10.2%

GAAP operating earnings	$45.1	$50.1	$(5.0)	(10.0)%
Restructuring, exit and impairment charges	—	2.9	(2.9)	NM
Purchase accounting amortization	0.3	0.3	—	NM
Acquisition, integration, and IT related costs	—	0.3	(0.3)	NM
Adjusted operating earnings	$45.4	$53.6	$(8.2)	(15.3)%

GAAP operating margin	8.4%	10.3%		(190) bps
Adjusted operating margin	8.5%	11.0%		(250) bps

Engine Parts & Accessories Segment	Three Months Ended		2025 vs. 2024
	Sep 27, 2025	Sep 28, 2024	$ Change	% Change
Net sales	$363.7	$336.1	$27.6	8.2%

GAAP operating earnings	$82.4	$86.3	$(3.9)	(4.5)%
Restructuring, exit and impairment charges	—	0.8	(0.8)	NM
Adjusted operating earnings	$82.4	$87.1	$(4.7)	(5.4)%

GAAP operating margin	22.7%	25.7%		(300) bps
Adjusted operating margin	22.7%	25.9%		(320) bps

Navico Group Segment	Three Months Ended		2025 vs. 2024
	Sep 27, 2025	Sep 28, 2024	$ Change	% Change
Net sales	$186.9	$184.1	$2.8	1.5%

GAAP operating loss	$(328.9)	$(8.7)	$(320.2)	NM
Restructuring, exit and impairment charges	324.3	4.5	319.8	NM
Purchase accounting amortization	13.4	13.3	0.1	0.8%
Adjusted operating earnings	$8.8	$9.1	$(0.3)	(3.3)%

GAAP operating margin	NM	(4.7)%		NM
Adjusted operating margin	4.7%	4.9%		(20) bps
bps = basis points
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Boat Segment	Three Months Ended		2025 vs. 2024
	Sep 27, 2025	Sep 28, 2024	$ Change	% Change
Net sales	$360.2	$345.3	$14.9	4.3%

GAAP operating loss	$(3.3)	$(0.1)	$(3.2)	NM
Restructuring, exit and impairment charges	9.3	2.9	6.4	NM
Purchase accounting amortization	1.1	0.9	0.2	22.2%
Acquisition, integration, and IT related costs	—	0.6	(0.6)	NM
Adjusted operating earnings	$7.1	$4.3	$2.8	65.1%

GAAP operating margin	(0.9)%	—%		(90) bps
Adjusted operating margin	2.0%	1.2%		80 bps

Corporate/Other	Three Months Ended		2025 vs. 2024
	Sep 27, 2025	Sep 28, 2024	$ Change	% Change
GAAP operating loss	$(37.5)	$(29.2)	$(8.3)	28.4%
Restructuring, exit and impairment charges	0.2	1.1	(0.9)	(81.8)%
IT security incident costs	—	(0.1)	0.1	NM
Adjusted operating loss	$(37.3)	$(28.2)	$(9.1)	32.3%

Propulsion Segment	Nine Months Ended		2025 vs. 2024
	Sep 27, 2025	Sep 28, 2024	$ Change	% Change
Net sales	$1,620.6	$1,622.1	$(1.5)	(0.1)%

GAAP operating earnings	$157.0	$218.5	$(61.5)	(28.1)%
Restructuring, exit and impairment charges	1.2	8.9	(7.7)	(86.5)%
Purchase accounting amortization	0.9	1.2	(0.3)	(25.0)%
Acquisition, integration, and IT related costs	0.1	1.2	(1.1)	(91.7)%
Adjusted operating earnings	$159.2	$229.8	$(70.6)	(30.7)%

GAAP operating margin	9.7%	13.5%		(380) bps
Adjusted operating margin	9.8%	14.2%		(440) bps

Engine Parts & Accessories Segment	Nine Months Ended		2025 vs. 2024
	Sep 27, 2025	Sep 28, 2024	$ Change	% Change
Net sales	$956.8	$934.6	$22.2	2.4%

GAAP operating earnings	$193.2	$195.1	$(1.9)	(1.0)%
Restructuring, exit and impairment charges	0.4	4.3	(3.9)	(90.7)%
Adjusted operating earnings	$193.6	$199.4	$(5.8)	(2.9)%

GAAP operating margin	20.2%	20.9%		(70) bps
Adjusted operating margin	20.2%	21.3%		(110) bps
bps = basis points
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Navico Group Segment	Nine Months Ended		2025 vs. 2024
	Sep 27, 2025	Sep 28, 2024	$ Change	% Change
Net sales	$597.4	$605.1	$(7.7)	(1.3)%

GAAP operating loss	$(339.3)	$(14.1)	$(325.2)	NM
Restructuring, exit and impairment charges	330.2	12.5	317.7	NM
Purchase accounting amortization	39.9	39.7	0.2	0.5%
Acquisition, integration, and IT related costs	—	1.7	(1.7)	NM
Adjusted operating earnings	$30.8	$39.8	$(9.0)	(22.6)%

GAAP operating margin	(56.8)%	(2.3)%		NM
Adjusted operating margin	5.2%	6.6%		(140) bps

Boat Segment	Nine Months Ended		2025 vs. 2024
	Sep 27, 2025	Sep 28, 2024	$ Change	% Change
Net sales	$1,137.9	$1,205.2	$(67.3)	(5.6)%

GAAP operating earnings	$15.5	$54.1	$(38.6)	(71.3)%
Restructuring, exit and impairment charges	10.6	5.6	5.0	89.3%
Purchase accounting amortization	3.3	2.9	0.4	13.8%
Acquisition, integration, and IT related costs	—	0.4	(0.4)	NM
Adjusted operating earnings	$29.4	$63.0	$(33.6)	(53.3)%

GAAP operating margin	1.4%	4.5%		(310) bps
Adjusted operating margin	2.6%	5.2%		(260) bps

Corporate/Other	Nine Months Ended		2025 vs. 2024
	Sep 27, 2025	Sep 28, 2024	$ Change	% Change
GAAP operating loss	$(109.0)	$(86.3)	$(22.7)	26.3%
Restructuring, exit and impairment charges	0.5	$2.3	(1.8)	(78.3)%
IT security incident costs	—	0.2	(0.2)	NM
Adjusted Operating loss	$(108.5)	$(83.8)	$(24.7)	29.5%
bps = basis points
NM = not meaningful

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 27, 2025		December 31, 2024	September 28, 2024
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$297.7		$269.0	$284.1
Restricted cash	17.9		16.9	16.8
Short-term investments in marketable securities	0.8		0.8	0.8
Total cash and short-term investments in marketable securities	316.4		286.7	301.7
Accounts and notes receivable, net	491.4		429.0	500.8
Inventories
Finished goods	807.8		846.9	937.0
Work-in-process	157.1		148.1	173.5
Raw materials	307.6		307.6	354.2
Net inventories	1,272.5		1,302.6	1,464.7
Prepaid expenses and other	77.2		95.5	80.8
Current assets	2,157.5		2,113.8	2,348.0

Net property	1,217.7		1,251.5	1,278.3

Other assets
Goodwill	679.6		966.1	1,059.7
Other intangibles, net	866.4		918.3	939.9
Deferred income tax asset	257.7		197.5	187.0
Operating lease assets	172.9		161.8	162.5
Equity investments	30.5		35.0	32.9
Other long-term assets	31.2		33.7	15.2
Other assets	2,038.3		2,312.4	2,397.2

Total assets	$5,413.5		$5,677.7	$6,023.5

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$95.8	`	$242.8	$199.2
Accounts payable	413.3		393.4	369.1
Accrued expenses	705.9		643.7	625.8
Current liabilities	1,215.0		1,279.9	1,194.1

Debt	2,097.4		2,097.8	2,372.7
Other long-term liabilities	467.2		407.7	422.4
Shareholders’ equity	1,633.9		1,892.3	2,034.3
Total liabilities and shareholders’ equity	$5,413.5		$5,677.7	$6,023.5

Supplemental Information
Debt-to-capitalization rate	57.3%		55.3%	55.8%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended
	September 27, 2025	September 28, 2024
Cash flows from operating activities
Net (loss) earnings	$(156.0)	$212.6
Less: net loss from discontinued operations, net of tax	(1.5)	(7.9)
Net (loss) earnings from continuing operations	(154.5)	220.5
Depreciation and amortization	216.9	212.0
Stock compensation expense	27.6	20.4
Pension funding, net of expense	—	(0.9)
Asset impairment charges	323.6	6.7
Deferred income taxes	(52.0)	8.5
Changes in certain current assets and current liabilities	68.7	(323.7)
Extended warranty contracts and other deferred revenue	10.9	11.4
Income taxes	18.8	(22.9)
Other, net	(8.9)	5.5
Net cash provided by operating activities of continuing operations	451.1	137.5
Net cash used for operating activities of discontinued operations	(21.9)	(12.5)
Net cash provided by operating activities	429.2	125.0

Cash flows from investing activities
Capital expenditures	(116.5)	(137.1)
Purchases of marketable securities	—	(80.9)
Sales or maturities of marketable securities	—	82.1
Investments	5.1	5.5
Acquisition of businesses, net of cash acquired	(0.2)	(31.8)
Proceeds from the sale of property, plant and equipment	8.8	8.2
Other, net	5.3	—
Net cash used for investing activities	(97.5)	(154.0)

Cash flows from financing activities
Net proceeds from issuances of short-term debt	292.6	200.8
Payments of short-term debt	(318.7)	(7.4)
Net proceeds from issuances of long-term debt	—	396.9
Payments of long-term debt including current maturities	(128.4)	(451.9)
Common stock repurchases	(65.0)	(190.0)
Cash dividends paid	(84.6)	(84.6)
Tax withholding associated with shares issued for share-based compensation	(7.3)	(9.3)
Other, net	(1.8)	(1.5)
Net cash used for financing activities	(313.2)	(147.0)

Effect of exchange rate changes	11.2	(2.0)
Net increase (decrease) in Cash and cash equivalents and Restricted cash	29.7	(178.0)
Cash and cash equivalents and Restricted cash at beginning of period	285.9	478.9

Cash and cash equivalents and Restricted cash at end of period	315.6	300.9
Less: Restricted cash	17.9	16.8
Cash and cash equivalents at the end of period	$297.7	$284.1

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$451.1	$137.5

Net cash (used for) provided by:
Capital expenditures	(116.5)	(137.1)
Proceeds from the sale of property, plant and equipment	8.8	8.2
Effect of exchange rate changes on cash and cash equivalents	11.2	(2.0)
Free cash flow	$354.6	$6.6